Exhibit 23.1

KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Century Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-118208, 333-58196, and 333-29987) on Form S-8 of Century Bancorp, Inc. of our reports dated March 15, 2019, with respect to the consolidated balance sheets of Century Bancorp, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of Century Bancorp, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 15, 2019

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.